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EXHIBIT 10.21  FORM OF AMENDED MANAGEMENT SEVERANCE AGREEMENT DATED JUNE 1, 2003
               BY AND BETWEEN SECOND BANCORP INCORPORATED AND THE FOLLOWING EXECUTIVE OFFICERS: RICK L. BLOSSOM, DAVID L. KELLERMAN AND CHRISTOPHER STANITZ.

                         MANAGEMENT SEVERANCE AGREEMENT

         THIS AGREEMENT is made and entered into as of the 1st day of June, 2003 by and between SECOND BANCORP INCORPORATED, an Ohio corporation (hereinafter referred to, along with its wholly owned subsidiary The Second National Bank of Warren, as the "Corporation"), and _____________________________ ("Executive").

                                   WITNESSETH:

         WHEREAS, the Executive is a valued employee of the Corporation with significant policy-making and operational responsibilities in the conduct of its business; and

         WHEREAS, the Corporation does not anticipate a sale, merger or takeover but deems it to be in its best interest to protect the Executive against dismissal or loss of status and secure the Executive's continued service both in its normal course, day-to-day operations and upon the occurrence of extraordinary corporate events such as, without limitation, a Change in Control of the Corporation;

         WHEREAS, the Board has authorized the Corporation to enter into this Management Severance Agreement (the "Agreement");

         NOW, THEREFORE, to better assure the foregoing and in consideration of the mutual covenants contained herein, the parties to this Agreement do hereby agree as follows:

1. DEFINITIONS. For the purposes of this Agreement, the following terms shall be defined as follows.

     1.1. "Board" means the Board of Directors of Second Bancorp Incorporated and any successor thereto or its appointed representative party.

     1.2. "Change in Control" means, and shall have been deemed to have occurred if and when:

         (a) any person, entity or group (within the meaning of Section 13(d)(3) OR 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than the Corporation or any number or combination thereof acting in concert shall have acquired ownership of or the right to vote or direct the voting of 30% or more of either the then outstanding Stock or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote in the election of the directors; or

         (b) the Corporation shall have been merged into another Company or shall have otherwise consolidated with another company in such a way that the individuals and entities who were the respective beneficial owners of the Stock and voting securities of the Corporation immediately before such merger or consolidation do not, after such merger or consolidation, beneficially own, directly or indirectly, more than 60% of the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote in the election of directors of the corporation resulting from such merger or consolidation; or

         (c) individuals who, as of the Effective Date, constitute the Board ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes director after the Effective Date whose election, or nomination for election, by the Corporation's shareholders, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors, shall be considered as though such individuals were an Incumbent Director, but

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               excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation; or

         (d) the Corporation shall have sold or disposed of all or substantially all of its assets to another company or other entity or person; or

         (e) the shareholders of the Corporation shall have approved the liquidation or dissolution of the Corporation; or

         (f) such other event(s) or circumstance(s) as are determined by the Board to constitute a Change in Control shall have occurred.

         Notwithstanding the foregoing provisions of this definition, a Change in Control shall be deemed not to have occurred if:

                  (a) with respect to any Executive, the Executive is a participant on such Executive's own behalf in a transaction in which the persons with whom such Executive has the written agreement to Acquire the Corporation and, pursuant to the written agreement, the Executive has an equity interest in the resulting entity or a right to acquire such an equity interest, or

                  (b) any person acquires beneficial ownership of more than 30% of the then outstanding Stock solely as a result of the acquisition of the Stock by the Corporation which reduces the number of shares of Stock outstanding.

         For the purposes of this definition, "Acquire the Corporation" means the acquisition of beneficial ownership by purchase, merger, or otherwise, of either more than 50% of the Stock (such percentage to be computed in accordance with Rule 13d-3(d)(1)(i) of the SEC under the Exchange Act) or substantially all of the assets of the Corporation or its successors; "person" means such term as used in Rule 13d-5 of the SEC under the Exchange Act; "beneficial owner" means such term as defined in Rule 13d-3 of the SEC under the Exchange Act.

         The date of any Change of Control shall be the same as the official date of the merger, consolidation or sale or, with respect to subpart 1.2(a), the date on which an acquirer shall have first exercised control or influence over the Corporation.

     1.3. "Date of Termination" means the effective date on which Executive's employment by the Corporation terminates as specified in a prior written notice by the Corporation or Executive, as the case may be, to the other

     1.4. "Disability" means termination of Executive's employment by the Corporation due to Executive's absence from Executive's duties with the Corporation on a full-time basis for at least one hundred eighty
          (180) consecutive days as a result of Executive's incapacity due to physical or mental illness.

     1.5. "Discharge for Cause" means action by the Board to terminate the Executive's employment with the Corporation as a result of

         (a) Executive's incompetence or substantial dereliction of duty (other than any such failure resulting from the Executive's incapacity due to physical or mental illness); or

         (b) Executive's conviction of a felony or willful engagement by the Executive in illegal conduct or gross misconduct; or

         (c) Action or inaction by the Executive as an executive officer of the Corporation which, in the Board's good faith determination, was

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                  (i)      reckless or intentional and

                  (ii) significantly detrimental to the best interest of the Corporation; or

         (d) Executive's habitual drunkenness, addiction to narcotics or any intentionally self-inflicted injury.

     1.6. "Gross Compensation" means the 5-year average annual base salary plus annual bonus earned by the Executive from the Corporation during the last five (5) completed fiscal years of the Corporation immediately preceding the Executive's Date of Termination (annualized in the event Executive was not employed by the Corporation for the whole of any such fiscal year) as reported in the Executive's W-2 earnings.

     1.7. "Retirement" means Executive's retirement (not including any mandatory early retirement) in accordance with the Corporation's retirement policy generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with respect to Executive with Executive's written consent.

     1.8. "Severance Period" means the period of time beginning with an Executive's severance from the Corporation and ending three (3) years following such Change in Control.

     1.9. "Stock" means the Common Stock of the Corporation, par value $0 per share.

     1.10.Use herein of the terms "he", "him", "his", "himself" and the like shall be deemed to mean "she", "her", "herself" and the like if and where appropriate.

2. OBLIGATION OF THE EXECUTIVE. In the event of a tender or exchange offer, proxy contest, or the execution of any agreement which, if consummated, would constitute a Change in Control, Executive agrees not to voluntarily leave the employ of the Corporation, other than as a result of Disability, Retirement or an event which would constitute Good Reason if a Change in Control had occurred, until the Change in Control occurs or, if earlier, such tender or exchange offer, proxy contest, or agreement is terminated or abandoned.

3. TERMINATION IN CONJUNCTION WITH A CHANGE IN CONTROL. If, in conjunction with a Change in Control, the Executive is terminated from his employment with the Corporation under circumstances which do not constitute a Discharge for Cause, then the Executive shall be entitled to compensation and other benefits from the Corporation of the type and in the amounts described in Sections 5 and 6 of this Agreement.

4. RESIGNATION WITHIN THREE YEARS AFTER A CHANGE IN CONTROL. If, within three years after a Change in Control, the Executive resigns his position with the Corporation because (a) there is a substantial reduction by the Corporation in Executive's rate of annual base salary or annual target bonus opportunity or any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan as was in effect immediately prior to such Change in Control, or (b) his job duties, including reporting responsibilities, are inconsistent in any material and adverse respect with Executive's position(s), duties, responsibilities or status with the Corporation immediately prior to such Change in Control (including any material and adverse diminution of such duties or responsibilities), or (c) his work place has been moved to a location more than 40 miles distant from his work place at the time of the Change in Control, then the Executive shall be entitled to compensation and other benefits ---- from the Corporation of the type and in the amounts described in Sections 6 and 7 of this Agreement.

5. RESIGNATION, DISCHARGE FOR CAUSE OR TERMINATION AS A RESULT OF DEATH OR DISABILITY. In the event that, during the term of this Agreement, the Executive (i) voluntarily resigns his position with the Corporation for reasons and under circumstances other than those described in Section 4 hereof, or (ii) is Discharged for Cause, or (iii) shall, during the course of his employment with the Corporation, become deceased or experience Disability and substantially unable to perform the duties of his employment, then the Executive shall have no right or entitlement to compensation or

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     benefits under this Agreement. Except as may be affected by the provisions of Section 9 hereof, nothing herein contained shall be construed to exclude or disqualify the Executive from participation in, or entitlements under, any other program or benefit otherwise provided to the Executive by the Corporation.

6. COMPENSATION. Upon the occurrence of an event described in Sections 3 or 4 of this Agreement (a "Covered Termination"), the Executive shall be entitled to receive from the Corporation, and the Corporation shall be obligated to pay/provide to the Executive, in consideration of past services performed, an amount equal to 2.99 times the annual Gross Compensation paid to the Executive (the "Severance Compensation"). Severance Compensation shall be paid to the Executive in a lump-sum payment as soon as practically possible following a Covered Termination.

7.   BENEFITS. Until the end of the "Benefits Period" (as hereinafter defined),
     (a) the Executive and his family shall continue to be covered by such of the Corporation's insurance plans (including, without limitation, hospitalization, medical, accident, disability and life insurance plans) as covered them on the last day of his employment, and (b) the Executive shall retain all pension and retirement benefits as had been earned or vested immediately prior to the Change in Control. For the purposes of this
     Section 7, "Benefits Period" means that period of time beginning on the day after the Executive's last day of employment with the Corporation and ending on the earlier of (a) the end of his Severance Period or (b) the date on which the Executive becomes eligible for benefits in connection with his acceptance of a position with another company. Nothing contained in this section shall be deemed to affect the Executive's right to purchase extended medical or other coverages under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") or any other similar rule, regulation or statute binding upon the Corporation. The Corporation and Executive agree that the commencement date of any period during which the Executive is entitled to purchase extended medical or other coverage under COBRA shall be the date immediately following the end of his Severance Period.

8. CONSULTATION. During the Severance Period the Executive shall endeavor, but only to the extent legally permissible and practically possible, to make himself available to the Corporation to render such advice and assistance regarding the transition of matters under his control prior to his departure as may reasonably be requested of him.

9. LIMITATION ON PAYMENTS AND BENEFITS. Notwithstanding anything to the contrary contained in this Agreement, if any payment made or to be made or other benefit provided or to be provided to the Executive, whether under this Agreement or otherwise, would constitute an Excess Parachute Payment (as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended), then the Executive will be entitled to receive one additional payment (a "Gross-Up Payment") in an amount that will cover the excise tax on the Excess Parachute Payment, but will not include any excise tax or other tax imposed upon the Gross-Up Payment.

10. ENFORCEMENT COSTS. Reasonable costs and expenses including, without limitation, attorney's fees incurred by the Executive pursuant to any question, interpretation, dispute, litigation or negotiation relating to this Agreement shall be paid or reimbursed by the Corporation.

11. NO SET-OFF. The Corporation shall not be entitled to set-off against the amounts payable to or on behalf of the Executive under this Agreement any amounts earned by the Executive in other employment after his severance from the Corporation, or any amount which might have been earned by the Executive in other employment had he sought such other employment.

12. TERM OF THIS AGREEMENT. This Agreement shall be effective on the date hereof and shall continue in effect until the four year anniversary of this Agreement. Upon the expiration of this agreement, this contract shall renew each subsequent year until the Corporation gives at least 6 months advance written notice of cancellation. In the event that a Covered Termination occurs less than three (3) years before the termination date of this Agreement, this Agreement shall automatically be extended to the end of the Severance Period.

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13.  SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and shall be binding upon and inure to the benefit of the Executive and his legal representatives, heirs and assigns.

14. GOVERNING LAW; SEVERABILITY. This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio. If any provision of this Agreement or the application thereof shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, but rather shall be enforced to the full extent permitted by law.

         IN WITNESS WHEREOF, this Agreement has been executed at Warren, Ohio as of the date first written above.

SECOND BANCORP INCORPORATED

By:______________________________             __________________________________
                                              Executive

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